Exhibit 23P(1)

                                 CODE OF ETHICS
                                       OF
                               AVALON FUNDS, INC.

I.   INTRODUCTION

     This Code of Ethics has been adopted by Avalon Funds, Inc. (the "Company") and Avalon Trust Company (the "Adviser"), the investment adviser to the Company, in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Company may abuse their fiduciary duties to the Company, and to deal with other types of conflict-of-interest situations to which the Rule is addressed.

     The Rule makes it "unlawful" for certain persons who have affiliations with the Company to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Company. This Code of Ethics is intended to establish policies and procedures designed to insure that persons subject to this Code of Ethics and the Rule do not use any information concerning the investments or investment intentions of the Company, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of the Company.

II.  PRINCIPLES

     This Code of Ethics acknowledges the general principles that persons affiliated with the Company:

     (A)  owe a fiduciary obligation to the Company;
     (B) have the duty at all times to place the interests of Company shareholders first;
     (C) must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility; and
     (D) SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS IN RELATION TO THE COMPANY.

III. DEFINITIONS (AS USED HEREIN)

     "Access Person" means:

     (1) any director, officer, general partner or Advisory Person of the Company or any Adviser to the Company.

          (A) If an Adviser to the Company is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to any Fund.

          (B) An Adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the Adviser derived, on an unconsolidated basis, more than 50% of its income (or loss), before taxes and extraordinary items, from the other business or businesses.

     (2) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Company for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Company, regarding the purchase or sale of Covered Securities.

     "Advisory Person" means:

     (1) Any employee of the Company or an Adviser to the Company (or of any company in a control relationship to the Company or an investment adviser to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (2) Any natural person in a control relationship to the Company or an Adviser to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities by the Company.

     "Affiliated Person" means:

     (1) Any officer, director, copartner or employee of the Company, Adviser and/or Underwriter;

     (2) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company, Adviser and/or Underwriter;

     (3) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Company, Adviser and/or Underwriter; and

     (4) any person directly or indirectly controlling, controlled by, or under common control with the Company, Adviser and/or Underwriter.

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     "Beneficial Interest" means:

          any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code of Ethics. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

          At the written request of a person subject to this Code of Ethics, the Clearing Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a "Beneficial Interest" in a security or a transaction, and whether a transaction is or would be considered to be a "personal securities" transaction or a transaction "for the person's own" account for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in Appendix A attached to and incorporated by reference into this Code of Ethics, and may be relied upon solely by the person(s) seeking such interpretations.

     "Clearing Officers" means any two officers of the Company who are not:

     (1)  parties to the transaction;

     (2)  related by blood or marriage to a party to the transaction; and

     (3) interested in or affiliated persons of the issuer of the securities at issue.

     "Control" means:

          the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

     "Covered Security" means:

          all stock, debt obligations and other instruments comprising the investments of the Company, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

     (1)  Direct obligations of the Government of the United States;

     (2) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and

     (3)  Shares issued by open-end Funds.

     References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

     "Fund" means an investment company registered under the Act, and includes the Company.

     A "security held or to be acquired" by the Company means:

          any Covered  Security which,  within the most recent 15 calendar days:
          (i) is or has been held by the Company; or (ii) is being or has been considered by an Adviser for purchase by the Company.

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     A security is "being considered for purchase or sale";

          from the time an order is given by or on behalf of the Company to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.

III. General Prohibitions

     The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of ACCESS PERSONS who are associated with the Company and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Company. However, the Rule and this Code of Ethics shall also apply to all Affiliated Persons of the Company, the Adviser(s), Sub-Adviser(s) and the Underwriter ("Covered Persons"), unless specifically stated otherwise.

     The Rule makes it "unlawful" for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Company. Accordingly, under the Rule and this Code of Ethics, no Covered Person shall use any information concerning the investments or investment intentions of the Company, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Company.

     In addition, no Covered Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the
     Company:

     (i)   employ any device, scheme or artifice to defraud the Company; or

     (ii) make to the Company or an Adviser any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

     (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

     (iv)  engage in any manipulative practice with respect to the Company.

V.   PROHIBITED TRANSACTIONS

BLACKOUT PERIODS

     Subject to any additional limiting requirements that may be set forth below, an ADVISORY PERSON may not effect a personal securities transaction in a "security held or to be acquired" by the Company unless such person:

     (1) executes such transaction at a price equal to or less advantageous than the price obtained for such security by the Company; and
     (2) reports to the Company the information described in Paragraph VI of this Code of Ethics.

     Any profits realized on personal securities transactions in violation of this Section V shall be disgorged.

B.   INITIAL PUBLIC OFFERINGS

     An ADVISORY PERSON may not acquire any security in an initial public offering, unless such ADVISORY PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Company the information described in Paragraph VI of this Code of Ethics.

C.   PRIVATE PLACEMENTS

     (1) An ADVISORY PERSON may not acquire any security in a private placement, unless such ADVISORY PERSON (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Company the information described in Paragraph VI of this Code of Ethics.

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          When  considering  whether to grant approval to the ADVISORY PERSON to engage in these transactions, the Clearing Officers shall consider, among other factors, whether the investment opportunity should be reserved for the Company, and whether the opportunity is being offered to the ADVISORY PERSON by virtue of his or her position with the Company. If the Clearing Officers find that the investment opportunity should be reserved to the Company or that the opportunity is being offered to the ADVISORY PERSON by virtue of his or her position with the Company, the Clearing Officers shall refuse permission for the ADVISORY PERSON to enter into the transaction.

     (2) An ADVISORY PERSON who has been authorized to acquire securities in a private placement or an initial public offering shall be required to disclose that investment to the Company and the appropriate Adviser whenever such ADVISORY PERSON participates, either directly or indirectly, in subsequent consideration of an investment in the issuer by any portfolio in the Company complex.

     (3) In the event that an ADVISORY PERSON has been given approval to acquire securities in a private placement or an initial public offering, any decision of the Company to purchase securities of the issuer of such private placement or initial public offering shall be subject to prior review by the Company's independent Directors who have no personal interest in the issuer.

D.   BAN ON SHORT - TERM TRADING PROFITS

     An ADVISORY PERSON may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days, unless such transactions fully comply with the restrictions of Section V(A) of this Code of Ethics. Any profits realized on non-complying short-term trades shall be disgorged.

F.   GIFTS

     ADVISORY PERSONS may not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company.

G.   SERVICE AS A DIRECTOR TO OTHER PUBLIC COMPANIES

     ADVISORY PERSONS may not serve on the board of directors of any publicly traded company, without prior authorization of a majority of the Company's Board of Directors, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Company and its shareholders. If and when such board service is authorized, the ADVISORY PERSON serving as a director will be isolated from other ADVISORY PERSONS who make investment decisions involving that company through "Chinese Wall" or other procedures.

VI.  ADVANCE CLEARANCE REQUIREMENT

A.   PROCEDURES

     (1)  From Whom Obtained

Persons who desire to enter into personal securities transactions in transactions requiring prior approval under paragraph V above, must obtain the written approval of any two Clearing Officers prior to entering into such transactions.

     (2)  Time of Clearance

Transaction clearances must be obtained not more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

     (3)  Form

Persons seeking authorization to enter into transactions requiring prior clearance shall complete and sign a form approved for that purpose by the Company, which form shall set forth the details of the proposed transaction. An example of such form is annexed hereto as Schedule A ("Clearance Forms"). Upon obtaining authorization to enter into the subject transaction, the Clearing Officers authorizing the transaction shall affix their signatures to the Clearance Form to indicate such approval.

     (4)  Filing

Copies of all completed Clearance Forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics in accordance with the record keeping requirements set forth in Section XII of this Code of Ethics.

B.   FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

     Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, Clearing Officers will consider the following factors in determining whether or not to authorize a proposed transaction:

     (1) Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

     (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered by the Company; and

     (3) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Company.

VII. EXEMPT TRANSACTIONS

     Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

     (A) Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

     (B) Purchases, sales or other acquisitions or dispositions of securities which are not eligible for purchase or sale by any portfolio of the Company;

     (C)  Involuntary purchases or sales;

     (D)  Purchases which are part of an automatic  dividend  reinvestment plan;
          and

     (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

VIII. REPORTING OF SECURITIES TRANSACTIONS

     A.   Reporting Requirements of Access Persons

     (1) Reports Required: Unless specifically excepted by other provisions of this Code of Ethics, every ACCESS PERSON of the Company, Adviser(s), Sub-Adviser(s) and Underwriter must provide to the Administrator of this Code of Ethics and the Adviser(s) or Underwriter, as applicable, the following reports:

          (a) Initial Holdings Reports- Not later than ten (10) days after a person becomes an ACCESS PERSON, such person shall complete, sign and deliver to the Company, and the Adviser(s) or Underwriter, as applicable, an Initial Holdings Report, a form of which is attached to this Code of Ethics as Schedule B; except that

               (i) Any person who qualified as an ACCESS PERSON prior to March 1, 2000 shall be exempt from filing an Initial Holdings Report.

          (b) Quarterly Transaction Reports- Not later than ten (10) days after the end of each calendar quarter, each ACCESS PERSON shall make a written report ("Quarterly Transaction Report"), a form of which is attached to this Code of Ethics as Schedule C, to the Administrator of this Code of Ethics and the Adviser(s) or Underwriter, as applicable, which;

               (1) With respect to any transaction during the previous calendar quarter in a Covered Security in which the ACCESS PERSON had any direct or indirect Beneficial Ownership, contains the following information:

                    (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved:

                    (ii) The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

                    (iii)The  price  of  the  Covered   Security  at  which  the
                         transaction was effected;

                    (iv) The name of the broker,  dealer or bank with or through which the transaction was effected; and

                    (v) The date that the report is submitted by the ACCESS PERSON.

               (2) With respect to any account established by the ACCESS PERSON in which any securities were held during the previous quarter for the direct or indirect benefit or the ACCESS PERSON, contains the following information:

                    (ii) The name of the  broker,  dealer  or bank with whom the
                         ACCESS PERSON established the account;

                    (iii) The date the account was established; and

                    (iv) The date that the  report is  submitted  by the  ACCESS
                         PERSON.

          (c) Annual Holding Reports- Not later than thirty (30) days after the end of the Company's fiscal year end, each ACCESS PERSON shall make a written report, a form of which is attached to this Code of Ethics as Schedule D ("Annual Holdings Report"), to the Administrator of this Code of Ethics and the Adviser(s) or Underwriter, as applicable, which:

               (1) Sets forth the title, number of shares and principal amount of each Covered Security in which the ACCESS PERSON had any direct or indirect beneficial ownership;

               (2) Sets forth the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON;

               (3) Contains the date that the report is submitted by the ACCESS PERSON; and

               (4) States that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

B.   EXEMPTIONS FROM REPORTING

     (1) A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

     (2) A Director of the Company who is not an "interested person" of the Company, as such term is defined in Section 2(a)(19) of the Act, and who would otherwise be required to make a report solely by reason of being a Director of the Company, need not make:

          (a)  An Initial Holdings Report or an Annual Holdings Report; and

          (b) A Quarterly Transaction Report, unless the Director knew, or in the ordinary course of fulfilling his or her official duties as a Director should have known, that during the fifteen (15) day period immediately before or after the Director's transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or an Adviser considered purchasing or selling the Covered Security.

     (3) An ACCESS PERSON of the Company's Underwriter need not make a report to the Underwriter, if such person makes a report to the Company and:

          (a) The Underwriter is not an affiliated person of the Company or any Adviser to the Company; and

          (b) The Underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Company or an Adviser to the Company.

     (4) An ACCESS PERSON of an Adviser need not make a report to the Adviser, if such person makes a report to the Company and all of the information contained in such report would duplicate information required to be recorded under ss.ss. 275.204-2(a)(12) or 275.204(a)(13) of the Investment Advisers Act of 1940, as amended.

     (5) An ACCESS PERSON need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the ACCESS PERSON for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.

C.   RESPONSIBILITY TO REPORT

     The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Company to facilitate the reporting process does not change or alter that responsibility.

D.   WHERE TO FILE REPORT

     All reports must be filed with the Administrator of this Code of Ethics.

IX.  CONFIDENTIALITY OF COMPANY TRANSACTIONS

     Until disclosed in a public report to shareholders or to the SEC in the normal course of the Company's business, all information concerning Securities "being considered for purchase or sale" by the Company shall be kept confidential by all ACCESS PERSONS and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him or her to the Board of Directors of the Company or any committee appointed by the Board to deal with such information.

X.   SANCTIONS

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Company as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Company and the more advantageous price paid or received by the offending person. Sanctions for violation of this Code of Ethics by a Director of the Company will be determined by a majority vote of its independent Directors.

XI.  ADMINISTRATION AND CONSTRUCTION

     (A) The administration of this Code of Ethics shall be the responsibility of the Secretary of the Company who shall serve as the "Administrator" of this Code of Ethics.

     (B)  The duties of such Administrator shall include:

          (1) Continuous maintenance of a current list of the names of all ACCESS PERSONS with an appropriate description of their title or employment;

          (2) Providing each COVERED PERSON a copy of this Code of Ethics and informing them of their duties and obligations thereunder, and assuring that COVERED PERSONS who are not ACCESS PERSONS are familiar with applicable requirements of this Code of Ethics;

          (3) Supervising the implementation of this Code of Ethics by the Adviser(s) and Underwriter and the enforcement of the terms hereof by the Adviser(s) and Underwriter;

          (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

          (5) Preparing listings of all transactions effected by any ACCESS PERSON within fifteen (15) days of the date on which the same security was held, purchased or sold by the Company;

          (6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code of Ethics;

          (7) Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule of this Code of Ethics;

          (8) Conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Directors of the Company or any Committee appointed by them to deal with such information;

          (9) Submitting a quarterly report to the Directors of the Company containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

XII. REQUIRED RECORDS

     The Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

     (A) A copy of this and any other Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

     (B) A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

     (C) A copy of each report made by the Administrator within two (2) years from the end of the fiscal year of the Company in which such report and interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

     (D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics; and

     (E) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five (5) years, the first two (2) years in an easily accessible place.

XIII. AMENDMENTS AND MODIFICATIONS

     This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of the Company.

This Code of Ethics was adopted by the Company's Board of Directors, including a majority of the Company's "Independent Directors", at a meeting held on December __, 2000.

Witness my Signature:


---------------------------
By:  Julia P. Harvold, Esq.
Secretary to the Company

                                   SCHEDULE A

                       CONFIDENTIAL TRANSACTION CLEARANCE
                                  REQUEST FORM

     Pursuant to the  requirements  of Section V of the Code of Ethics of Avalon
           Funds,  Inc. (the  "Company"),  I,  ______________________,  being an
           Access Person of the Company, as that term is defined in the Code, hereby request that the Company approve the following transaction in Covered Securities:

Name of Security:  _________________________________________________________

Number of shares/Principal amount:____________________________________________

Nature of transaction: ___________________________________
(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction: _______________________

Yes  No

___ ___ The security described above represents an investment in an initial public offering.

___ ___ The security described above represents an investment in a private placement.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Company's Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Company, will report all such transactions in accordance with the requirements of the Company's Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three
(3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.


----------------------------------          ----------------------------------
Signature of Applicant                             Printed Name of Applicant


_____ After due consideration, the proposed transaction described above is APPROVED.

_____ After due consideration, the proposed transaction is DENIED.

_____ (Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Company under the Company's Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to the Company, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Company, Adviser or Underwriter.

-------------------------------------      -------------------------------------
Signature of Clearing Officer    Date      Signature of Clearing Officer    Date

-------------------------------------      -------------------------------------
Printed Name                               Printed Name

                                   SCHEDULE B
                              CONFIDENTIAL INITIAL
                                 HOLDINGS REPORT
                               AVALON FUNDS, INC.

     The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Secretary of the Company not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

                         HOLDINGS IN COVERED SECURITIES
                         ------------------------------

---------------------------------------------------------------------------------------
                   Description   Number of      Per Unit   Total     Broker executing
Transaction Date   of Security   Shares/Units   Price      Amount    Transaction
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

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

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Company not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank               Date Account Established
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Name:
                                              ----------------------------------
Date:                                   Signature:
     --------------------------                   ------------------------------

                                   SCHEDULE C
                        QUARTERLY SECURITIES TRANSACTIONS
                               CONFIDENTIAL REPORT
                               AVALON FUNDS, INC.

     The following lists all transactions in Covered Securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Secretary of the Company not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

                     PURCHASES/SALES AND OTHER DISPOSITIONS
                     --------------------------------------

--------------------------------------------------------------------------------
                          Purchase (P),
                          Sale(S), or
                          Other          Number of                   Broker
Transaction  Description  Disposition    Shares/    Per Unit Total   executing
Date         of Security  (Describe)     Units      Price    Amount  Transaction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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The  following  lists all accounts  established  by me during the last  calendar quarter in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Company not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank               Date Account Established
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Name:
                                              ----------------------------------
Date:                                   Signature:
     --------------------------                   ------------------------------

                                   SCHEDULE D
                               CONFIDENTIAL ANNUAL
                           SECURITIES HOLDINGS REPORT
                               AVALON FUNDS, INC.

     The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Secretary of the Company not later than the 30th day after the Company's fiscal year end. Use reverse side if additional space is needed.

                         HOLDINGS IN COVERED SECURITIES
                         ------------------------------

---------------------------------------------------------------------------------------
                   Description   Number of      Per Unit   Total     Broker executing
Transaction Date   of Security   Shares/Units   Price      Amount    Transaction
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

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

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Company not later than the 30th day after the Company's fiscal year end. Use reverse side if additional space is needed.

--------------------------------------------------------------------------------
Name of Broker, Dealer or Bank               Date Account Established
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.

                                        Name:
                                              ----------------------------------
Date:                                   Signature:
     --------------------------                   ------------------------------

                         VERIFICATION OF ACCESS PERSONS

                               AVALON FUNDS, INC.

Required Report for
Code of Ethics of Avalon Funds, Inc.
As Adopted December ___, 2000

Listed below are the names and current mailing addresses of all persons, as of _______________, who are considered to be "Access Persons" of Avalon Funds, Inc., as such term is defined in the Code of Ethics of Avalon Funds, Inc. (the "Company"), as adopted on December ___, 2000 (the "Code").

Name of Access Person        Mailing Address
---------------------        ---------------




                           ACKNOWLEDGEMENT OF RECEIPT
                                OF CODE OF ETHICS
                                       OF
                               AVALON FUNDS, INC.

Required Report for
Code of Ethics of Avalon Funds, Inc.
As Adopted December ___, 2000


I, ___________________________, certify by my signature below as follows:


1. I have received, read, understand and agree to comply with the Code of Ethics of Avalon Funds, Inc. (the "Company"), as adopted on December ___, 2000 (the "Code"); and

2. I acknowledge that I am an "Access Person" of the Company, as such term is defined in the Code and that Access Persons of the Company are generally required make periodic reports of their securities transactions and securities holdings; and

3.   I am subject to the reporting requirements of the Code; and

4. On the first day following the end of each calendar quarter (January 1st, April 1st, July 1st, October 1st ) I will receive a Quarterly Securities Transaction Report from the Company. I will complete and return the Report to Michael J. Senior not later than the tenth day of the month in which the Report is sent; and

5.   I will  inform the Company of any change in my mailing  address  within ten
     (10) days of such change.


--------------------------              ------------------------------
Date                                    Signature

                                        ------------------------------
                                        Printed Name

                                  AUTHORIZATION
                                       OF
                             RESPONSIBLE INDIVIDUAL

                               AVALON FUNDS, INC.

Pursuant to the requirements of the Code of Ethics of Avalon Funds, Inc., as adopted on December ___, 2000 (the "Code"), ____________________________ has
been appointed, by vote of the Board of Directors of the Company to be the person responsible for the review of all transaction and holdings reports required to be filed under the Code.

Mr. Woolley will file a quarterly report with the Board of Directors indicating and/or including:

1.   Any reports required to be filed under the Code for the reporting period;
2.   The names of each person required to file a report under the Code;
3. The names of any reporting person who failed to timely file a required report;
4.   Copies of all submitted reports; and
5. A description of any violations or apparent violations of the Code for the reporting period.


-------------------------                   -----------------------------
Date                                        By:  Roger Decort
                                            For the Company

------------------------                    ----------------------------
Date                                        By:  _________________________
                                            Responsible Person

--------------------------------------------------------------------------------